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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 31, 2006

                                  ATARI, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                          (State or other jurisdiction
                       of incorporation or organization)

                        Commission File Number: 0-27338


                                   13-3689915
                      (I.R.S. employer identification no.)

                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                        (Address of principal executive
                          offices, including zip code)

                                 (212) 726-6500
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing

     (a) As previously disclosed, on March 3, 2006, Atari, Inc. received a notice from The Nasdaq Stock Market advising that we (i) were not in compliance with Nasdaq Marketplace Rule 4450(a)(5) (the "Rule"), which requires that our Common Stock maintain a $1.00 minimum bid price, and (ii) had 180 calendar days, or until August 30, 2006, to regain compliance with the Rule.

     On August 31, 2006, we received a Nasdaq Staff Determination stating that we failed to regain compliance with the Rule during the 180 day cure period and therefore, our securities are subject to delisting from the Nasdaq Global Market.

     Atari intends to request an appeal hearing before the Nasdaq Listing Qualifications Panel and present its plan of compliance in connection with such hearing. The request for an appeal will stay the Staff's Determination and as a result, our securities will remain listed on the Nasdaq Global Market until the Panel issues its decision following the hearing. There can be no assurance that the Panel will grant our request for continued listing.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ATARI, INC.

                                           By: /s/ Kristina K. Pappa
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                                              Kristina K. Pappa
                                              Vice President and General Counsel


Date:  September 1, 2005



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